 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 24, 2020
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LightPath Technologies, Inc. (the “Company”) previously announced on June 3, 2019, that J. James Gaynor, the Company’s current President and Chief Executive Officer (the “CEO”) intends to retire on June 30, 2020. Following such announcement, the Company’s Board of Directors (the “Board”) formed an ad hoc CEO Search Committee (the “Committee”) comprised of independent directors. The Committee engaged a third-party search firm to assist in identifying and evaluating candidates to succeed Mr. Gaynor. Following such evaluation, on February 24, 2020 the Committee recommended, and the Board approved, the appointment of Sam Rubin as the Company’s new President and CEO. Mr. Rubin became an employee on the same date and will become President and CEO effective March 9, 2020. On the same date, the Board increased the size of the Board from eight to nine members and appointed Mr. Rubin to fill the resulting vacancy, effective March 9, 2020. Mr. Rubin will serve as a Class III director until the Company’s next annual stockholders meeting expected to be held in November 2020. As an executive officer of the Company, Mr. Rubin will receive no additional compensation for his service as a director. In his role as President and CEO, Mr. Rubin will report to the Board. In connection with Mr. Rubin’s appointment, J. James Gaynor, the Company’s current President and CEO, will transition into the role of a consultant to the Board of Directors (the “Board”), effective March 9, 2020, until his retirement on June 30, 2020. The terms and conditions of Mr. Gaynor’s letter employment agreement, including his salary and other benefits as previously determined by the Compensation Committee (the “Compensation Committee”), will remain unchanged.

Mr. Rubin, age 46, most recently served as the General Manager for the Imaging Systems Division of Thorlabs, Inc. (“Thorlabs”), beginning in 2015. In this role, Mr. Rubin was responsibility for all Life Science activities and supervised Thorlabs’ operations in China. From 2009 to 2015, Mr. Rubin served as the General Manager of Thorlabs’ Chinese operations, from 2007 to 2009, he was the Director of Operations at Thorlabs, and from 2005 to 2007, served as the Director of Marketing at Thorlabs. Mr. Rubin holds a Bachelor of Science degree in Electronic Engineering from Ben Gurion University, a Master of Business Administration degree from New York University, Stern School of Business, and is a graduate of the Executive Education, Program for Leadership Development at Harvard Business School.

There is no arrangement or understanding between Mr. Rubin and any other person pursuant to which he was selected as CEO. Mr. Rubin has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Rubin’s appointment, the Company entered into an employment agreement with Mr. Rubin on February 24, 2020 (the “Agreement”). The Company and Mr. Rubin orally agreed that Mr. Rubin’s appointment as the President and CEO of the Company would be effective on March 9, 2020.  The Agreement does not provide for a specified term of employment and Mr. Rubin’s employment is on an at-will basis. Mr. Rubin will receive an initial annual base salary of $350,000, payable in equal bi-weekly installments, and will be eligible to participate in all of the Company’s bonus, incentive compensation, and performance based compensation plans, including, but not limited to the LightPath Technologies, Inc. 2018 Stock and Incentive Compensation Plan (the “Plan”), under which the Company’s executive officers are eligible to earn incentive compensation consisting of cash and/or equity awards based upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee. The Company’s incentive bonus program includes different levels of bonus opportunity based on a participant’s position with the Company. For this purpose, Mr. Rubin will be considered a “level one” participant. Mr. Rubin will be eligible to earn a one-time bonus of up to $100,000 based on qualitative factors that will be determined by the Compensation Committee (the “Special 2020 Bonus”). The Special 2020 Bonus will be the only incentive compensation Mr. Rubin will be eligible to earn for the Company’s 2020 fiscal year. Any earned Special 2020 Bonus will be paid in October 2020.

Mr. Rubin will be eligible to participate in the Company’s employee benefit, welfare, and other plans, as may be maintained by the Company from time to time. The Company has agreed to provide a relocation allowance of up to $50,000 payable by the Company on receipt of relocation expense receipts. The total period for relocation reimbursement concludes on August 1, 2020, however exceptions may be granted by the Compensation Committee. The Company will provide up to $15,000 in addition to the reimbursed relocation expenses to account for federal income taxes incurred by Mr. Rubin as a result of the relocation reimbursement. Mr. Rubin will be required to reimburse the Company a prorated portion of all expenses paid by the Company if he leaves the Company for any reason other than death, disability, or discharge without cause within twelve (12) months of his relocation.

Pursuant to the Agreement, the Compensation Committee will cause the Company to grant Mr. Rubin, on a one-time basis, a restricted stock award (the “Restricted Stock Award”) consisting of 100,000 shares of the Company’s Class A common Stock, par value $0.01 per share (the “Common Stock”), with 50% of the shares of the Common Stock vesting on the third anniversary of the grant date, and the remaining 50% of the shares of the Common Stock vesting on the fourth anniversary of the grant date. The Restricted Stock Award will be in all respects subject to the Plan and any amendments thereto, and conditioned upon Mr. Rubin’s execution of a restricted stock award agreement evidencing the grant of the Restricted Stock Award (the “Restricted Stock Agreement”). The terms and conditions of the vesting of the Restricted Stock Award, including, if at all, after termination of Employee’s employment or services, are governed by the Plan and the Restricted Stock Agreement.

In addition, the Compensation Committee will cause the Company to grant Mr. Rubin an option to purchase 225,000 shares of the Common Stock (the “Option Award”), having an exercise price per share equal to the greater of (i) $1.37 per share or (ii) 115% of the closing bid price of the Common Stock as reported on The Nasdaq Capital Market on the grant date, or February 24, 2020.  Fifty-thousand shares of the Common Stock underlying the stock option will vest on each of the first, second, and third, anniversaries of the grant date, with the remaining seventy-five thousand shares of the Common Stock vesting on the fourth anniversary of the grant date. The Option Award will have a ten-year term, subject to earlier expiration as provided in the Plan or the Option Agreement, as defined below. The Option Award will be in all respects subject to the Plan and any amendments thereto, and conditioned upon Mr. Rubin’s execution of a stock option agreement evidencing the grant of the Option Award (the “Option Agreement”). The terms and conditions upon which the Option Award may be exercised, including, if at all, after termination of Mr. Rubin’s employment or services, are governed by the Plan and the Option Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01
Regulation FD Disclosure.

On February 26, 2020, the Company issued a press release announcing the appointment of Mr. Rubin as CEO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mr. Sam Rubin
99.1	Press Release dated February 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 27, 2020	By:	/s/ Donald O. Retreage, Jr.
Donald O. Retreage, Jr., Chief Financial Officer

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